Exhibit 3.421
LLC-1011
(07/04)
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY
Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:
1.	The name of the limited liability company is
	Charlotte County Development Company, LLC	.

(The name must contain the words “limited company” or “limited liability company” or the abbreviation “L.C.”, “LC”, “L.L.C.” or “LLC”)

2.	A. The name of the limited liability company’s initial registered agent is C T Corporation System.

B. The registered agent is (mark appropriate box):
(1)	an INDIVIDUAL who is a resident of Virginia and
☐	a member or manager of the limited liability company.

☐	a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐	an officer or director of a corporation that is a member or manager of the limited liability company.

☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐	a trustee of a trust that is a member or manager of the limited liability company.

☐	a member of the Virginia State Bar.
OR
(2)	☑ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.
3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301

(number/street)

Glen Allen,		VA	23060-6802	,

	(city or town)		(zip)
which is located in the ☐ city or ☑ county of Henrico.

4.	The limited liability company’s principal office address, including the street and number, if any, is

15880 N Greenway-Hayden Loop, Suite 100

(number/street)

	Scottsdale, Arizona 85260	.
(city or town) (state) (zip)
5.	Organizer:

/s/ Jo Lynn White	September 10, 2004

(signature)	(date)

Jo Lynn White, Authorized Representative	(480) 627-2700

(printed name)	(telephone number (optional))
SEE INSTRUCTIONS ON THE REVERSE

LLC-1014N
(07/05)
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF AMENDMENT
CHANGING THE NAME OF A VIRGINIA LIMITED LIABILITY COMPANY
By the Members
     The undersigned, pursuant to § 13.1-1014 of the Code of Virginia, executes these articles and states as follows:
1.	The current name of the limited liability company is Charlotte County Development Company, LLC.

2.	The name of the limited liability company is changed to Cumberland County Development Company, LLC.

3.	The foregoing amendment was adopted by a majority vote of the members entitled to vote on

01/26/06 .

(date)

4.	CHECK IF APPLICABLE (see instructions):
☑	The person signing this document on behalf of the limited liability company has been delegated the right and power to manage the company’s business and affairs.
Executed in the name of the limited liability company by:

January 26, 2006

(signature)	(date)

Jo Lynn White	Secretary

(printed name)	(title)

S132690	480-627-2700

(limited liability company’s SCC ID no.)	(telephone number (optional))
SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF AMENDMENT—
VIRGINIA LIMITED LIABILITY COMPANY
ARTICLES OF AMENDMENT OF
Cumberland County Development Company, LLC
The undersigned limited liability company, pursuant to Title 13.1, Chapter 12, Article 2 of the Code of Virginia, hereby submit(s) the following articles of amendment and sets forth:
1.	The name of the limited liability company is Cumberland County Development Company, LLC.

2.	The new principal address of Cumberland County Development Company, LLC is 18500 North Allied Way, Phoenix, Arizona 85054

3.	The foregoing amendment was adopted by the limited liability company on 10/30/06

4.	The amendment to the articles of organization was approved by a vote of the members in accordance with the provisions of the Virginia Limited Liability Company Act.
Executed in the name of the limited liability company by.

Signature:	/s/ Jo Lynn White	Date:	November 10, 2006

Printed Name:	Jo Lynn White	Title:	Secretary of Allied Waste North America, Inc., Member of Cumberland County Development Company, LLC

SCC ID no	S132690-1